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                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-
Effective Amendment No. 1 to Registration Statement No. 33-
64743 of Enova Corporation on Form S-4 of our reports dated
February 27, 1995 (which reports contain an emphasis paragraph referring to the consideration by San Diego Gas &
Electric Company of alternative strategies for Wahlco
Environmental Systems, Inc.),appearing in and incorporated by reference in the Annual Report on Form 10-K of San Diego
Gas & Electric Company for the year ended December 31,
1994.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
December 18, 1995